Exhibit A

Execution Version

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of April 29, 2022, by and between Blue Apron Holdings, Inc., a Delaware corporation (the “Company”) and RJB Partners LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company agrees to sell to Purchaser, and the Purchaser has agreed to so purchase, (i) at the Initial Closing (as defined below), for an aggregate purchase price of $20,000,000, 1,666,666 shares of Class A Common Stock (the “Initial PIPE Shares”), at a per share price of $12.00, and (ii) at the Subsequent Closing (as defined below), for an aggregate purchase price of $20,000,000, 1,666,667 shares of Class A Common Stock (the “Subsequent PIPE Shares” and, together with the Initial PIPE Shares, the “PIPE Shares”), at a per share price of $12.00 (such transactions, the “PIPE”); and

WHEREAS, the Company has agreed to amend and restate that certain registration rights agreement, dated as of February 14, 2022, by and between the Company and the Purchaser to grant the Purchaser (including any of its permitted assignees) certain registration rights with respect to the PIPE Shares purchased by the Purchaser pursuant to this Agreement, in the form attached hereto as Annex A (the “Amended and Restated Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“144 Determination” shall have the meaning set forth in Section 6(d) hereof.

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such other Person; for the purposes of this Agreement, the Company or its subsidiaries shall not be deemed to be an Affiliate of the Purchaser.

“Affiliate Transferee” shall have the meaning set forth in Section 8(a) hereof.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Amended and Restated Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3(bb) hereof.

“Blue Torch” shall mean Blue Torch Finance, LLC.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Bylaws” shall mean the Company’s Amended and Restated By-Laws, as amended to date, as the same may be further amended and/or restated from time to time.

“Capitalization Date” shall mean April 15, 2022.

“Charter” shall mean the Company’s Restated Certificate of Incorporation, as amended to date, as the same may be further amended and/or restated from time to time.

“ Class A Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.

“ Class B Common Stock” shall mean the Class B common stock, par value $0.0001 per share, of the Company.

“ Class C Capital Stock” shall mean the Class C capital stock, par value $0.0001 per share, of the Company.

“Closing ” shall mean the Initial Closing and/or the Subsequent Closing, as applicable, unless otherwise specified.

“Closing Date” shall mean the Initial Closing Date and/or the Subsequent Closing Date, as applicable, unless otherwise specified.

“Code” shall have the meaning set forth in Section 3(v) hereof.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 11(b) hereof.

“Company SEC Documents” shall mean all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company under the Securities Act or the Exchange Act, and any required amendments to any of the foregoing, with the Commission.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Debt Payoff Amount ” shall mean the aggregate principal amount of indebtedness outstanding under the Existing Financing Agreement, plus any accrued and unpaid interest and any fees and expenses owed in connection therewith, in each case, calculated as of immediately prior to the Initial Closing.

“Device and Activity Data” shall have the meaning set forth in Section 3(dd) hereof.

“Environmental Laws” shall have the meaning set forth in Section 3(w) hereof.

“Equity Incentive Plan” shall have the meaning set forth in Section 3(c) hereof.

“ERISA” shall have the meaning set forth in Section 3(v) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Existing Financing Agreement” shall mean that certain Financing Agreement, dated as of October 16, 2020, by and among the LLC Subsidiary, the Company, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto from time to time, and Blue Torch, as administrative agent and collateral agent for such lenders, as amended by that certain Amendment No. 1 to Financing Agreement, dated as of November 19, 2020, by and among the parties thereto, and that certain Amendment No. 2 to Financing Agreement, dated as of May 5, 2021, by and among the parties thereto, as the same may be amended and/or restated from time to time.

“ February 2022 Purchase Agreement ” shall mean that certain Purchase Agreement, dated as of February 14, 2022, by and between the Company and the Purchaser.

“Fraud” shall mean intentional fraud (with scienter) under Delaware common law by a Person with respect to the making of the representations and warranties in this Agreement.

“GAAP” shall have the meaning set forth in Section 3(l) hereof.

“Government Official” shall have the meaning set forth in Section 3(aa) hereof.

“Hazardous Substances” shall mean any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, and polychlorinated biphenyls, that is regulated or which can give rise to liability under any Environmental Law.

“Indemnified Losses” shall have the meaning set forth in Section 11(a) hereof.

“Indemnified Persons” shall have the meaning set forth in Section 11(b) hereof.

“Initial Closing” shall mean the closing of the purchase described in Section 2(a) hereof, which shall be held at 10:00 a.m. on the Initial Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, or such other time and place as may be agreed to by the parties hereto.

“Initial Closing Date” shall mean the date of this Agreement.

“Initial PIPE Shares” shall have the meaning set forth in the recitals hereof.

“Intellectual Property” shall have the meaning set forth in Section 3(r) hereof.

“LLC Subsidiary” shall mean Blue Apron, LLC, a Delaware limited liability company.

“Material Adverse Effect” shall mean any change, development, circumstance, fact or effect that, individually or taken together with any other changes, developments, circumstances, facts or effects is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that no change, development, circumstance, fact or effect that resulted directly or indirectly from the following shall be deemed to constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (iv) the effect of any changes in applicable laws or accounting rules after the date of this Agreement that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (v) the effect of any natural or man-made disaster or acts of God and any national or global communicable disease outbreak, epidemic or pandemic or other national or international disaster or calamity, or any governmental response to any of the foregoing that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (vi) any failure by the Company to meet any internal, third-party or public projections or forecasts, budgets or estimates of revenues, earnings or other financial measures or results of operations for any period; provided that the exception in this clause (vi) shall not prevent or otherwise affect a determination that the facts underlying any such effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; (vii) a change in the market price, or change in trading volume, of the shares of Class A Common Stock on the New York Stock Exchange; provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that the facts underlying any such effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; or (viii) the announcement, pendency or consummation of the transactions contemplated by this Agreement.

“New Financing Agreement” means that certain Note Purchase and Guarantee Agreement to be entered into by and among the Company, Bank of New York Mellon and each of the purchasers specified therein.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Personal Data” shall have the meaning set forth in Section 3(dd) hereof.

“PIPE” shall have the meaning set forth in the recitals hereof.

“PIPE Shares” shall have the meaning set forth in the recitals hereof.

“Plan” shall have the meaning set forth in Section 3(v) hereof.

“Prior Purchase Agreements” shall mean, collectively, the February 2022 Purchase Agreement and the September 2021 Purchase Agreement.

“Purchaser” shall have the meaning set forth in the preamble hereof.

“Purchaser Indemnified Persons” shall have the meaning set forth in Section 11(a) hereof.

“Registrable Securities” shall have the meaning set forth in Section 6(d) hereof.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment.

“Representative” shall mean, for a party, such party’s and its affiliates’ respective directors, officers, employees, agents and legal, accounting and financial advisors.

“Sanctions” shall have the meaning set forth in Section 3(cc) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“ September 2021 Purchase Agreement” shall mean that certain Purchase Agreement, dated as of September 15, 2021, by and among the Company, the Purchaser and Matthew B. Salzberg.

“Shelf Registration Statement” shall have the meaning set forth in Section 6(d) hereof.

“Standstill Period” shall mean the period from and after the date hereof until the occurrence of the earlier of (i) September 15, 2024; (ii) the date that a complete liquidation or dilution of the Company is completed; or (iii) the date that the Class A common stock (or any successor thereto) ceases to be registered pursuant to Section 12 of the Exchange Act.

“Subsequent Closing” shall mean the closing of purchase described in Section 2(b) hereof, which shall be held at 10:00 a.m. on the Subsequent Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, or such other time and place as may be agreed to by the parties hereto.

“Subsequent Closing Date” shall mean May 30, 2022, or such other date as may be agreed to by the Company and the Purchaser.

“Subsequent PIPE Shares” shall have the meaning set forth in the recitals hereof.

“Subsidiary” of a Person shall mean, with respect to such Person, any corporation, partnership or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has Control.

“Transfer” shall have the meaning set forth in Section 8(a) hereof.

Section 2. Closing.

(a) Initial Purchase.

(i) The Purchaser hereby agrees, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7(a), to purchase from the Company, and the Company hereby agrees, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7(a), to sell to the Purchaser at the Initial Closing, the Initial PIPE Shares, for an aggregate purchase price equal to $20,000,000.

(ii) Payment for the Initial PIPE Shares shall be made in full, on the Initial Closing Date, against delivery of certificates (including in book-entry format) evidencing the Initial PIPE Shares, in United States dollars by means of wire transfer of immediately available funds to the order of the Company, to the account or accounts designated by the Company in writing prior to the Initial Closing.

(b) Subsequent Purchase.

(i) The Purchaser hereby agrees, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7(b), to purchase from the Company, and the Company hereby agrees, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7(b), to sell to the Purchaser at the Subsequent Closing, the Subsequent PIPE Shares, for an aggregate purchase price equal to $20,000,000.

(ii) Payment for the Subsequent PIPE Shares shall be made in full, on the Subsequent Closing Date, against delivery of certificates (including in book-entry format) evidencing the Subsequent PIPE Shares, in United States dollars by means of wire transfer of immediately available funds to the order of the Company, to the account or accounts designated by the Company in writing prior to the Subsequent Closing.

(c) Deliveries at Initial Closing.

(i) At the Initial Closing, the Company shall deliver or cause to be delivered to the Purchaser evidence of the issuance (including in electronic book-entry format) of the Initial PIPE Shares issued to the Purchaser pursuant to Section 2(a) hereof.

(ii) At the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Company payment in cash, by wire transfer of immediately available funds, of the aggregate purchase price of the Initial PIPE Shares purchased by the Purchaser pursuant to Section 2(a) hereof.

(d) Deliveries at the Subsequent Closing.

(i) At the Subsequent Closing, the Company shall deliver or cause to be delivered to the Purchaser evidence of the issuance (including in electronic book-entry format) of the Subsequent PIPE Shares issued to the Purchaser pursuant to Section 2(b) hereof.

(ii) At the Subsequent Closing, the Purchaser shall deliver or cause to be delivered to the Company payment in cash, by wire transfer of immediately available funds, of the aggregate purchase price of the Subsequent PIPE Shares purchased by the Purchaser pursuant to Section 2(b) hereof.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser (it being acknowledged and agreed that each representation and warranty (other than the representations and warranties set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g) and 3(ee)) is qualified by and subject to the information set forth in any Company SEC Documents filed after January 1, 2022 and prior to the execution of this Agreement, but excluding any disclosures set forth in any risk factors section or in any other section, in each case to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) as of the date hereof and as of each applicable Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) as follows:

(a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except, in the case of Subsidiaries of the Company, to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(b) The Company has all corporate power and authority to execute and deliver this Agreement and the Amended and Restated Registration Rights Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and at the Initial Closing, the Amended and Restated Registration Rights Agreement will be, duly and validly authorized, executed and delivered by the Company and constitute binding obligations of the Company enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) as to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(c) The authorized capital of the Company consists of (i) 1,500,000,000 shares of Class A Common Stock, of which (A) 32,660,603 shares were issued and outstanding as of the Capitalization Date, (B) 11,656,016 shares are reserved for issuance upon exercise of outstanding warrants as of the Capitalization Date, (C) 3,052,008 shares are reserved for issuance upon exercise of options and upon vesting of other awards granted under the Company’s stock option and incentive plans as of the Capitalization Date, and (D) 1,892,079 shares are available for future issuance under the Company’s 2017 Equity Incentive Plan (the “Equity Incentive Plan”) as of the Capitalization Date; (ii) 175,000,000 shares of Class B Common Stock, none of which was issued and outstanding as of the Capitalization Date; (iii) 500,000,000 shares of Class C Capital Stock, none of which was issued and outstanding as of the Capitalization Date; and (iv) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which was issued and outstanding as of the Capitalization Date. Except as set forth in the preceding sentence or as contemplated by this Agreement, there are no other shares of capital stock issued and outstanding or securities convertible into or exchangeable for shares of capital stock of the Company. Each of the outstanding shares of capital stock or other securities of the Company and its Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and, in the case of shares of capital stock of the Company’s Subsidiaries, are owned directly or indirectly by the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) All of the PIPE Shares will have been duly authorized for issuance prior to the Closing. All of the PIPE Shares, when issued and delivered by the Company against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. None of the PIPE Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Charter, the Bylaws, or any agreement or instrument to which the Company is a party or by which it is bound.

(e) No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of this Agreement or the Amended and Restated Registration Rights Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except: (i) under the Securities Act and the Exchange Act, (ii) as required to be made with the New York Stock Exchange, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws, and (iv) such consents, approvals, authorizations, registrations or qualifications, the absence of which would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(f) Since January 1, 2022, the Company has timely filed all Company SEC Documents required to be filed with the Commission. The Company SEC Documents, as of the time they were filed, conformed in all material respects to the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Company SEC Documents contained any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The execution and delivery by the Company of this Agreement and the Amended and Restated Registration Rights Agreement and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby: (i) will not violate of the provisions of the Charter or Bylaws or comparable organizational documents of the Company or any of its Subsidiaries, (ii) assuming the compliance with the matters set forth in Section 3(e), will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (iii) will not result in any default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of the properties of the Company or any of its Subsidiaries may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

(h) No litigation or proceeding against the Company or its Subsidiaries is pending before any court, arbitrator or administrative or governmental body, nor, to the Company’s knowledge, is any such proceeding threatened against the Company or its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

(i) Since January 1, 2022, there has been no Material Adverse Effect.

(j) The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Neither the Company nor any of its Subsidiaries is (i) in violation of its Charter or Bylaws or similar organizational documents, (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(l) The financial statements, including the notes thereto, and the supporting schedules included in the Company SEC Documents present fairly in all material respects the financial position of the Company and its Subsidiaries at the dates indicated and for the periods indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. Such financial statements and supporting schedules have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein.

(m) Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations

(i) reflected on the most recent balance sheet of the Company included in the Company SEC Documents, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet of the Company included in the Company SEC Documents, (iii) incurred in connection with this Agreement, (iv) incurred pursuant to contracts binding on the Company or any of its Subsidiaries (other than those resulting from a breach thereof), or (v) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(n) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, or of the rules and regulations promulgated in connection therewith, in each case to the extent applicable to the Company.

(o) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).

(p) Since the date of the latest audited financial statements included in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(q) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(r) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries own, or otherwise have the right to use (including pursuant to license, sublicense, agreement or permission), the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) reasonably necessary to conduct the business of the Company and its Subsidiaries as described in the Company SEC Documents and as currently conducted (excluding commercially available off-the-shelf software programs that are licensed to the Company or its Subsidiaries pursuant to “shrink-wrap” licenses for a total cost of less than $30,000), without any known conflict with or infringement of the Intellectual Property of others, (ii) to the Company’s knowledge, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Company SEC Documents, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity.

(s) The Company and its Subsidiaries have (i) paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, and (ii) filed all material tax returns required to be filed through the date hereof, in each case except for those returns for which a request for extension has been filed; and there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except where such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(t) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents filed prior to the date of this Agreement, except where the failure to so possess or to have made such declarations or filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(u) No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its Subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(v) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) (i) The Company and its Subsidiaries (A) are, and at all times for the two years preceding the date of this Agreement have been, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, decrees, orders and other legally enforceable requirements relating to Hazardous Substances, the environment, natural resources or the protection of human or worker health or safety (collectively, “Environmental Laws”), (B) have obtained and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws for the conduct of their respective businesses as currently conducted, (C) have not received notice of any actual or potential liability (including such liability of a third party that would reasonably be expected to materially and adversely affect the Company or any of its Subsidiaries) under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Substances, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except, in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by, due to or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, or (ii) any applicable wage or hour laws.

(z) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Company, ordinary and customary for comparable companies in the same or similar businesses and (ii) neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(aa) None of the Company or any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any Affiliates, agent, or representative of the Company or of any of its Subsidiaries or Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation in any material respect of any applicable anti-corruption laws. The Company and each of its Subsidiaries and, to the Company’s knowledge, its Affiliates have conducted their respective businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the transactions contemplated by this Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(bb) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are (A) the subject of any sanctions administered or enforced by the U.S.

Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds of the transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any Person. The Company and each of its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries have operated their business in a manner compliant with all applicable privacy, data security and data protection laws and regulations, all contractual obligations and all Company policies applicable to the collection, handling, usage, disclosure and storage of all personally identifiable data (“Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”), (ii) in collecting, handling, using, disclosing and/or storing Device and Activity Data, the Company and its Subsidiaries comply with all applicable industry guidelines and codes of conduct, (iii) the Company has implemented and maintains policies and procedures designed to ensure the integrity, security and confidentiality of Personal Data and all Device and Activity Data collected, handled used, disclosed and/or stored by the Company in connection with the Company’s operation of its business, (iv) the Company has policies and procedures in place reasonably designed to ensure privacy, data security and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance with such policies and procedures, (v) the Company requires third parties to which it provides any Personal

Data or Device and Activity Data to maintain the privacy and security of such Personal Data or Device and Activity Data, as applicable, and (vi) the Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data.

(ee) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the PIPE Shares. Assuming the accuracy of the Purchaser’s representations and warranties, none of the Company, any of its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would require registration of the issuance of the PIPE Shares, whether through integration with prior offerings or otherwise.

Section 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of each applicable Closing Date as follows:

(a) The Purchaser is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate or similar power and authority to own its property and assets and to carry on its business as now conducted, except to the extent that the failure to be in good standing would not reasonably be expected to prevent or materially impair the consummation of the transactions contemplated hereby.

(b) The Purchaser has all corporate or similar power and authority to execute and deliver this Agreement and the Amended and Restated Registration Rights Agreement and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Amended and Restated Registration Rights Agreement have been or, in the case of the Amended and Restated Registration Rights Agreement, will be at the Closing duly and validly authorized, executed and delivered by the Purchaser and constitute a binding obligation of the Purchaser, enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) as to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(c) The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters that are necessary to evaluate the risks and merits of an investment in the PIPE Shares. The Purchaser is acquiring the PIPE Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell (excluding any pledge), transfer or grant participations to such Person or to any third person, with respect to any of the PIPE Shares.

(d) The Purchaser understands and acknowledges that: (i) other than pursuant to the Amended and Restated Registration Rights Agreement and as set forth in this Agreement, the resale of any PIPE Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the PIPE Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that such securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) such securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of any PIPE Shares made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as may be set forth in the Amended and Restated Registration Rights Agreement or this Agreement, neither the Company nor any other Person is under any obligation to register such PIPE Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Purchaser acknowledges that an appropriate restrictive legend will be placed on the certificate or certificates (including in book-entry format) representing the PIPE Shares.

(e) The Purchaser acknowledges and affirms that the PIPE Shares will be issued in a private placement in reliance upon exemptions contained in the Securities Act, rules and regulations promulgated thereunder, or interpretations thereof and in the applicable state securities laws.

(f) At each applicable Closing, the Purchaser will have liquid, legally available cash on hand sufficient to consummate each such Closing in accordance with the terms and conditions of this Agreement. The Purchaser is able to bear the financial risk of its investment in the PIPE Shares, has no need for liquidity with respect to its investment therein, and has adequate means for providing for its current needs and contingencies.

(g) The Purchaser has been given the opportunity to conduct a due diligence review of the Company and has been afforded access to information about the Company and its financial condition and business sufficient to enable the Purchaser to evaluate its investment in the PIPE Shares. Other than the representations and warranties set forth in Section 3, the Purchaser acknowledges and agrees that the Company is not making any other representations or warranties, express or implied, regarding the PIPE Shares, or any other matter contemplated by this Agreement. The Purchaser hereby disclaims any other express or implied representations or warranties, and the Purchaser is not relying on, and will not assert any claim against, the Company, its Affiliates or any of their respective employees, directors, agents, stockholders or representatives or hold the Company or any such Persons liable with respect to any statements, information or representations or warranties, except with respect to the representations and warranties expressly contained in Section 3 in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit the Purchaser’s remedies with respect to claims of Fraud.

(h) As of the date hereof, the Purchaser and its Affiliates are the beneficial owners of only the securities of the Company set forth adjacent to such Person’s name on Annex B hereto.

Section 5. [Reserved].

Section 6. Covenants.

(a) Listing. The Company shall (i) cause to be submitted a supplemental listing application with respect to the authorization of listing on the New York Stock Exchange of the Initial PIPE Shares at or prior to the Initial Closing and use its reasonable best efforts to cause such supplemental listing application to be approved by the New York Stock Exchange as promptly as reasonably practicable following its submission and (ii) cause the Subsequent PIPE Shares to be authorized for listing on the New York Stock Exchange at or prior to the Subsequent Closing.

(b) Registration Rights. At or prior to the Initial Closing, the Company and the Purchaser shall enter into the Amended and Restated Registration Rights Agreement in the form attached as Annex A.

(c) Stabilization. In connection with the transactions contemplated hereby, the Purchaser will not take, and will not permit any of its Affiliates to take, in each case directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock in violation of Regulation M under the Exchange Act.

(d) Registration Rights. Within thirty (30) days of the date requested by the Purchaser or on such other date as mutually agreed by the Company and the Purchaser, the Company shall prepare and file with the Commission a registration statement (the “Shelf Registration Statement”) relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, which covers all of the PIPE Shares or any other common equity securities of the Company issued as a dividend or distribution with respect to, or in exchange for or in replacement of, the PIPE Shares held by the Purchaser (the “Registrable Securities”), on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein and all exhibits thereto. Prior to filing the Shelf Registration Statement and any amendments thereto with the Commission, the Company shall provide drafts thereof to the Purchaser and its respective counsel and the Purchaser and its respective counsel shall be given a reasonable opportunity to review and comment upon such Shelf Registration Statement. The Shelf Registration Statement, in the form in which it becomes effective, will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Purchaser agrees, severally but not jointly, to furnish to the Company all information with respect to the Purchaser required to be included in the Shelf Registration Statement and any other information necessary to make any such information previously furnished to the Company by the Purchaser not misleading. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than sixty (60) days after the Shelf Registration Statement is filed pursuant to this Section 6(d), and shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until, subject to the Amended and Restated Registration Rights Agreement, the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect (and the Purchaser shall provide any information reasonably requested by the Company or its counsel in connection with such determination), addressed and reasonably acceptable to the Company’s transfer agent and the Purchaser (the “144 Determination”); provided that, for all purposes hereunder “Registrable Securities” shall be deemed to not include any PIPE Shares beneficially owned by a Purchaser for which there has been a 144 Determination with respect to such securities.

(e) The Company covenants that it shall exercise commercially reasonable efforts to submit to Purchaser and the Internal Revenue Service within twenty (20) Business Days after the Purchaser’s written request therefor, such information (to the extent within the Company’s possession) as may be reasonably required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.

(f) The Company covenants to use the proceeds received from the New Financing Agreement and from the issuance and sale of the PIPE Shares (i) to, together with cash on hand, repay and discharge all outstanding amounts under the Existing Financing Agreement, and (ii) the balance, if any, for working capital, capital expenditures and general corporate purposes (including, without limitation, marketing, new product development and potential environmental, social and corporate governance initiatives identified by the Company).

(g) The Purchaser and the Company shall agree on one or more mutually acceptable press releases announcing the transactions contemplated hereby, which press releases shall be mutually acceptable to each of Purchaser and the Company.

(h) On or prior to May 3, 2022, the Company shall (i) deliver to the Purchaser an executed payoff letter and evidence of releases of liens securing obligations under the Existing Financing Agreement and (ii) pay to Blue Torch an amount equal to the Debt Payoff Amount pursuant to such payoff letter.

(i) On or prior to May 3, 2022, the Company shall deliver to the Purchaser evidence, in form and substance reasonably satisfactory to the Purchaser, of the Company’s entry into the New Financing Agreement.

Section 7. Conditions to Closing.

(a) Conditions to Initial Closing.

(i) The obligation of the Purchaser to consummate the transactions contemplated hereby to be completed at the Initial Closing, including the purchase of the Initial PIPE Shares, is subject to the fulfillment, prior to or on the Initial Closing Date, of the following conditions:

1. The representations and warranties of the Company in Section 3(a) shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(b), Section 3(d), Section 3(i) and Section 3(ee) shall be true and correct as of the date hereof and as of the Initial Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(c) shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Initial Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct, except for de minimis inaccuracies, as of such specified date). All other representations and warranties of the Company in Section 3 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of the date hereof and as of the Initial Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) would not have a Material Adverse Effect;

2. The Company shall have executed and delivered to the Purchaser a duly executed copy of the Amended and Restated Registration Rights Agreement; and

3. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Initial Closing.

(ii) The obligation of the Company to consummate the transactions contemplated hereby to be completed at the Initial Closing, including the issuance of the Initial PIPE Shares, is subject to the fulfillment, prior to or on the Initial Closing Date, of the following conditions:

1. The representations and warranties of the Purchaser in Section 4 shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of the date hereof and as of Initial Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality contained therein) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby; and

2. The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Initial Closing.

(iii) The obligations of each of the Company and the Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or on the Initial Closing Date, of the following conditions:

1. No judgment, injunction, decree or other legal restraint issued by a governmental entity shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated hereby; and

2. A supplemental listing application with respect to the authorization for listing on the New York Stock Exchange of the Initial PIPE Shares shall have been submitted.

(b) Conditions to Subsequent Closing.

(i) The obligation of the Purchaser to consummate the transactions contemplated hereby to be completed at the Subsequent Closing, including the purchase of the Subsequent PIPE Shares, is subject to the fulfillment, prior to or on the Subsequent Closing Date, of the following conditions:

1. The representations and warranties of the Company in Section 3(a) shall be true and correct in all material respects as of the date hereof and as of the Subsequent Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(b), Section 3(d), Section 3(i) and Section 3(ee) shall be true and correct as of the date hereof and as of the Subsequent Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(c) shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Subsequent Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct, except for de minimis inaccuracies, as of such specified date). All other representations and warranties of the Company in Section 3 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of the date hereof and as of the Subsequent Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) would not have a Material Adverse Effect; and

2. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Subsequent Closing.

(ii) The obligation of the Company to consummate the transactions contemplated hereby to be completed at the Subsequent Closing, including the issuance of the Subsequent PIPE Shares, is subject to the fulfillment, prior to or on the Subsequent Closing Date, of the following conditions:

1. The representations and warranties of the Purchaser in Section 4 shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of the date hereof and as of the Subsequent Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality contained therein) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby; and

2. The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Subsequent Closing.

(iii) The obligations of each of the Company and the Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or on the Subsequent Closing Date, of the following conditions:

1. No judgment, injunction, decree or other legal restraint

issued by a governmental entity shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated hereby; and

2. The Subsequent PIPE Shares shall have been authorized for listing on the New York Stock Exchange.

(c) Neither the Company nor the Purchaser may rely on the failure of any condition in this Section 7 to be satisfied if such failure was caused by such party’s breach of its obligations under this Agreement.

Section 8. Restrictions on Transfer.

(a) The Purchaser shall not, and shall ensure that its Affiliates under common control do not, sell, transfer, assign, convey, gift or otherwise dispose of, directly or indirectly (“Transfer”), any PIPE Shares; provided, however, that the foregoing shall not restrict in any manner a Transfer of PIPE Shares, (i) to any other person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, (ii) made in accordance with Rule 144 under the Securities Act, provided that the Company shall have the right to receive an opinion of legal counsel for the holder, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144, (iii) made pursuant to a registration statement declared effective by the Commission, or (iv) pursuant to a tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board and, if applicable, made to all holders of the Company’s capital stock, provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Purchaser’s PIPE Shares shall remain subject to the restrictions set forth herein; provided, further, that the foregoing shall not restrict in any manner a Transfer of any PIPE Shares by the Purchaser (1) solely to one or more of its Affiliates under common control, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 and Section 9 hereof (such transferee, an “Affiliate Transferee”) or (2) pursuant to a pledge in connection with a bona fide financing transaction with a third party. Any purported Transfers of any PIPE Shares in violation of this Section 8 shall be null and void and no right, title or interest in or to such PIPE Shares issuable upon exercise thereof shall be

Transferred to the purported transferee, buyer, donee or assignee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such void purported Transfer in its stock records. For the purposes of this Agreement, the Purchaser and Joseph N. Sanberg shall not be deemed to be under common control with any Person solely because Mr. Sanberg serves as an officer, director or manager of such Person unless Mr. Sanberg also beneficially owns a majority of the equity interests in such Person.

(b) Restrictive Legends. The Purchaser acknowledges and agrees that the PIPE Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Purchaser. The legend may be removed pursuant to Section 8(a)(iii) and Section 8(a)(iv) as provided above.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 9. Certain Stockholder Matters.

(a) The Purchaser shall cause all of the voting securities of the Company that are beneficially owned by it, by Joseph N. Sanberg or any of its or his respective Affiliates under common control or over which it or he or any of its or his respective Affiliates under common control have voting control to be voted with respect to any action, proposal or matter to be voted on by the stockholders of the Company (including through action by written consent), in proportion to and accordance with the vote of all stockholders of the Company; provided that this Section 9(a) will only apply to voting securities beneficially owned by the Purchaser, together with its Affiliates, in excess of 19.9% of the total voting power of the outstanding capital stock of the Company.

(b) With respect to any matter that the Purchaser, Joseph N. Sanberg, and/or its or his respective Affiliates under common control are required to vote on in accordance with Section 9(a), the Purchaser shall (and shall cause Joseph N. Sanberg and any of its or his respective Affiliates under common control to) (i) cause each voting security owned by it or over which it has voting control to be voted at all meetings of stockholders of the Company, either by completing the proxy forms distributed by the Company or by having a designated proxy present at the meeting, (ii) deliver the completed proxy form to the Company no later than three (3) Business Days prior to the date of such meeting, and (iii) take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this Section 9.

(c) In furtherance of this Section 9, the Purchaser shall be, and shall cause Joseph N. Sanberg and each of its or his Affiliates under common control to be, present in person or represented by proxy at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which it is entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

(d) During the Standstill Period, the Purchaser hereby agrees that neither the Purchaser nor any of its Affiliates under common control will directly or indirectly: (i) effect, offer or publicly propose to effect, or cause or participate in or in any way knowingly advise, assist or encourage any other person to effect, offer or publicly propose to effect or participate in, (A) any acquisition in excess of five percent (5%) of the issued and outstanding Class A Common Stock (or beneficial ownership thereof) of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) (but disregarding any securities acquired by the Purchaser under this Agreement); (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any liquidation or dissolution with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company (other than in accordance with Section 9 hereof); (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company; (iii) otherwise act, alone or in concert with others, to seek to control the management, Board or policies of the Company, provided that the Purchaser is not precluded from engaging in direct, non-public conversations with the Board or management of the Company; (iv) take any action which would be reasonably expected to force the Company to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, if, at any time during the Standstill Period, a third party (1) enters into an agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of at least 50% of the outstanding capital stock of the Company or all or substantially all of its assets, then the restrictions set forth in this paragraph shall terminate and cease to be of any further force or effect or (2) commences a tender offer, which was approved by the Board and is made to all holders of the Company’s capital stock, for at least 50% of the outstanding capital stock of the Company or all or substantially all of its assets, then the restrictions set forth in this paragraph shall be suspended and cease to be of any further force or effect until the expiration or termination of such tender offer or until the public announcement of its withdrawal or abandonment. Notwithstanding the foregoing, nothing in this Section 9(d) shall be construed to (i) prevent the Purchaser from purchasing PIPE Shares pursuant to this Agreement, (ii) exercising any warrants acquired by the Purchaser pursuant to the Prior Purchase Agreements, (iii) subject to Section 9(a), voting in favor of any stockholder proposal, (iv) tendering any securities or receiving any consideration in connection with a bona fide tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions that does not otherwise involve the Purchaser, (v) subject to Section 9(a), announcing how Purchaser intends to vote on any matter presented for a vote by the Company’s stockholders at an annual or special meeting of the Company, provided such announcement does not include any non-public, confidential or competitively sensitive information of the Company or (vi) making any private proposals to the Board or management of the Company or privately requesting any amendments of waivers to this Section 9(d) to the Company. For the avoidance of doubt, the Company acknowledges and agrees that the Purchaser’s purchase of the PIPE Shares pursuant to this Agreement shall not be deemed an acquisition of Class A Common Stock for purposes of Section 9(d) of the Prior Purchase Agreements.

Section 10. Termination.

(a) This Agreement may be terminated at any time prior to the Subsequent Closing Date:

(i) By the Purchaser by written notice to the Company, if there is a material breach of this Agreement by the Company that is not cured by thirty (30) days after receipt of written notice by the Company (provided that the right to terminate this Agreement under this Section 10(a)(i) shall not be available to the Purchaser if it has failed to perform in any material respect any of its obligations under this Agreement or is in breach of any representation or warranty such that the condition set forth in Section 7(b)(ii)(1) or Section 7(b)(ii)(2) would not be satisfied (assuming that the date of such determination is the Subsequent Closing Date)); or

(ii) By the Company by written notice to the Purchaser, if there is a material breach of this Agreement by the Purchaser that is not cured by thirty (30) days after receipt of written notice by the Purchaser (provided that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to the Company if it has failed to perform in any material respect any of its obligations under this Agreement or is in breach of any representation or warranty such that the condition set forth in Section 7(b)(i)(1) or Section 7(b)(i)(3) would not be satisfied (assuming that the date of such determination is the Subsequent Closing Date)).

(b) This Agreement may be terminated at any time prior to the Subsequent Closing Date, by the mutual written consent of the Company and the Purchaser.

(c) If this Agreement is terminated pursuant to this Section 10, this Agreement (other than Sections 11 through 22, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect. Nothing herein shall relieve any party from liability for Fraud or willful breach of this Agreement.

Section 11. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchaser and its respective directors, officers, members, employees, agents, Affiliates and Representatives (all such Persons being hereinafter referred to, collectively, as the “Purchaser Indemnified Persons”), against any losses, claims, damages or liabilities (“Indemnified Losses”), joint or several, to which any of the Purchaser Indemnified Persons may become subject as a direct result of any (x) breach or inaccuracy by the Company of any of its representations or warranties contained herein or (y) breach or failure to comply with any of its covenants or agreements contained herein; provided, however, that the Company shall not be liable in any such case to any Purchaser Indemnified Person to the extent that any such Indemnified Losses arise out of or are based upon (i) (x) any breach or inaccuracy of the Purchaser’s representations or warranties contained herein or (y) any breach or failure to comply with any of the Purchaser’s covenants or agreements contained herein or (ii) any violations by the Purchaser Indemnified Person of state or federal securities laws or any other conduct by the Purchaser Indemnified Person which constitutes gross negligence, willful misconduct, or Fraud.

(b) The Purchaser agrees to indemnify and hold harmless the Company, its directors, officers, members, employees, agents, Affiliates and Representatives (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons,” and together with the Purchaser Indemnified Persons, the “Indemnified Persons”) against any Indemnified Losses to which any of the Company Indemnified Persons may become subject as a direct result of any (x) breach or inaccuracy by the Purchaser of any of its representations or warranties contained herein or (y) breach or failure to comply with any of its covenants or agreements contained herein; provided, however, that the Purchaser shall not be liable in any such case to any Company Indemnified Person to the extent that any such Indemnified Losses arise out of or are based upon (i) (x) any breach or inaccuracy of the Company’s representations or warranties contained herein or (y) any breach or failure to comply with any of the Company’s covenants or agreements contained herein or (ii) any violations by such Company Indemnified Person of state or federal securities laws or any other conduct by such Company Indemnified Person which constitutes gross negligence, willful misconduct, or Fraud.

(c) Any Indemnified Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Indemnified Person, except to the extent the indemnifying party is actually and materially prejudiced thereby) and (ii) unless in such Indemnified Person’s reasonable judgment a conflict of interest between such Indemnified Person and the indemnifying party may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the Indemnified Person without the indemnifying party’s consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the Indemnified Person or (ii) the Indemnified Person otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Absent Fraud, willful misconduct or gross negligence by the party against whom a remedy is sought, from and after the date hereof, the sole and exclusive remedies with respect to any and all claims relating to the subject matter of this Agreement shall be (i) monetary damages in accordance with this Section 11, (ii) the remedies set forth in Section 20, and (iii) under the Amended and Restated Registration Rights Agreement.

(e) Notwithstanding any other provision of this Agreement, the liability for indemnification of any indemnifying party under this Agreement shall not include punitive or exemplary damages except to the extent actually awarded pursuant to a third-party claim.

Section 12. Survival. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the Initial Closing and the Subsequent Closing, as applicable, until the date that is twelve (12) months after the Subsequent Closing. All agreements and covenants in this Agreement to be performed prior to the Subsequent Closing shall survive the Subsequent Closing until the date that is twelve (12) months after the Subsequent Closing; each other agreement and covenant shall survive the Subsequent Closing until the earlier of its fulfilment and the expiration of the statute of limitations applicable thereto (except to the extent expressly provided in this Agreement).

Section 13. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid); (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email; or (iv) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a) if to the Purchaser, at:

RJB Partners LLC

528 Palisades Dr. #545

Pacific Palisades, CA 90272

Attention: Joseph Sanberg

Email: joseph@agopartners.com

with a copy (which shall not constitute notice) to:

Sullivan and Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Alison S. Ressler

Email: resslera@sullcrom.com

(b) if to the Company, at:

Blue Apron Holdings, Inc.

28 Liberty Street

New York, NY 10005

Attention: Chief Executive Officer

Email: legalnotices@blueapron.com

with copies (which shall not constitute notice) to:

Blue Apron Holdings, Inc.

28 Liberty Street

New York, NY 10005

Attention: General Counsel

Email: meredith.deutsch@blueapron.com

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: David A. Westenberg, Esq.

Email: David.Westenberg@wilmerhale.com

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 13. If notice is given pursuant to this Section 13 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 14. Assignment. This Agreement may not be assigned without the prior written consent of each of the parties hereto; provided, that, the Purchaser may, without the prior written consent of the Company, assign any and all of its rights and obligations under this Agreement to (a) Long Live Bruce, LLC, a Delaware limited liability company, or (b) one or more of its Affiliates under common control; provided, that, (i) any such assignment pursuant to clauses (a) or (b) of this Section 14 shall not relieve the Purchaser of any of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of the Company or due to the Purchaser hereunder and (ii) the Purchaser shall give written notice to the Company of any such assignment pursuant to clauses (a) or (b) of this Section 14 promptly following such assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 15. Entire Agreement. This Agreement and the Amended and Restated Registration Rights Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the PIPE Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 17. Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 18. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 19. Prior Purchase Agreements.

(a) Each party hereby agrees that the September 2021 Purchase Agreement is hereby amended to delete in its entirety Section 6(b)(ii) thereof and Section 6(j) thereof shall be amended and restated as set forth in Section 19(b) below, and that the February 2022 Purchase Agreement is hereby amended to delete in its entirety Section 6(a) thereof. Each party further agrees to waive and release the other party from any and all known and unknown claims that such party may have against the other party relating to any rights granted to such party under Section 6(b)(ii) and under Section 6(j) of the September 2021 Purchase Agreement and under Section 6(a) of the February 2022 Purchase Agreement. Except as set forth this Section 19, the other terms and conditions of the September 2021 Purchase Agreement and the February 2022 Purchase Agreement shall remain in full force and effect.

(b) “The Company covenants to use proceeds from the Rights Offering and the issuance and sale of the PIPE Securities and the Backstopped Securities for working capital, capital expenditures and general corporate purposes (including, without limitation, marketing, new product development and potential environmental, social and corporate governance initiatives identified by the Company); provided further that, for the avoidance of doubt, nothing in this Agreement (including, but not limited to, this section) shall restrict the ability of the Company to repay any indebtedness under the Existing Financing Agreement (including any outstanding principal balance, any accrued and unpaid interest, and any fees and expenses owed in connection therewith).”

Section 20. Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Purchaser, to the extent entitled to the benefit of the provisions hereof, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. Each party agrees that it will not oppose the granting of such injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law.

Section 21. Fees and Expenses. The Company shall, contingent upon and reasonably promptly following the Subsequent Closing, pay the professional fees, costs and expenses of outside counsel incurred by the Purchaser and its Affiliates in connection with the negotiation, preparation and consummation of the transactions contemplated hereunder, in an amount not to exceed, in the aggregate, $75,000.

Section 22. Miscellaneous.

(a) The Company shall not after the date of this Agreement take any action or enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Purchaser in this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

BLUE APRON HOLDINGS, INC.

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

RJB PARTNERS LLC

By:	/s/ Joseph Sanberg
Name:	Joseph Sanberg
Title:	Managing Member

Annex A

Form of Amended and Restated Registration Rights Agreement

Annex A-1

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 29, 2022, by and among Blue Apron Holdings, Inc., a Delaware corporation (the “Company”) and RJB Partners LLC, a Delaware limited liability company (“the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser are parties to (i) that certain Registration Rights Agreement, by and among the Company, the Purchaser, and Matthew B. Salzberg, dated as of November 4, 2021 (the “Prior Registration Rights Agreement”), (ii) that certain Registration Rights Agreement, by and between the Company and the Purchaser, dated as of February 14, 2022 (the “February Registration Rights Agreement”) and (iii) that certain Purchase Agreement, by and between the Company and the Purchaser, dated as of February 14, 2022 (the “February 2022 Purchase Agreement”);

WHEREAS, pursuant to the February Registration Rights Agreement, the Company agreed to grant certain registration rights to the Purchaser (including any of its Permitted Transferees) with respect to 357,143 shares of Class A Common Stock (the “February 2022 PIPE Shares”) and 500,000 shares of Class A Common Stock issued or issuable upon exercise of the warrants purchased by the Purchaser pursuant to the February 2022 Purchase Agreement (such shares, the “February 2022 PIPE Warrant Shares” and such warrants, the “February 2022 PIPE Warrants”);

WHEREAS, the Company and the Purchaser entered into that certain Purchase Agreement, dated as of April 29, 2022 (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Purchaser 3,333,333 shares of Class A Common Stock (the “April 2022 PIPE Shares”);

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to grant certain registration rights to the Purchaser (including any of its Permitted Transferees) with respect to the April 2022 PIPE Shares; and

WHEREAS, the Company and the Purchaser desire to amend and restate the February Registration Rights Agreement to establish certain registration rights in respect of the April 2022 PIPE Shares;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such other Person; for the purposes of this Agreement, the Company or its subsidiaries shall not be deemed to be an Affiliate of the Purchaser.

“Agreement” means this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Amended and Restated Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“February 2022 PIPE Warrant Shares” shall have the meaning ascribed to it in the recitals of this Agreement.

“February 2022 PIPE Warrants” shall have the meaning ascribed to it in the recitals of this Agreement.

“February 2022 Purchase Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“February Registration Rights Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Holders” means the Purchaser and its Permitted Transferees.

“Permitted Transfer” means with respect to any Registrable Securities any transfer of Registrable Securities in the manner permitted for such Registrable Securities under clause (i), clause (1) or clause (2) of Section 8(a) of the Purchase Agreement.

“Permitted Transferee” means any Person who receives Registrable Securities pursuant to a Permitted Transfer and executes a joinder to this Agreement in the form attached hereto as Exhibit A.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prior Registration Rights Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Purchased Company Shares” shall mean, collectively, the February 2022 PIPE Shares and the April 2022 PIPE Shares.

“Purchaser” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Registrable Securities” means the Purchased Company Shares, the February 2022 PIPE Warrant Shares, and any other securities that may be acquired or issued upon exercise of the February 2022 PIPE Warrants or any other common equity securities of the Company issued as a dividend or distribution with respect to, or in exchange for or in replacement of, the Purchased Company Shares or the February 2022 PIPE Warrant Shares, in each case held by the Holders. Equity securities will cease being Registrable Securities when they are (i) sold by the holder thereof pursuant to Rule 144, (ii) eligible to be sold by the holder thereof pursuant to Rule 144 and such sale can be made without restriction as to volume or manner of sale under Rule 144 unless the applicable Holder has determined in good faith that the inclusion of such securities as “Registrable Securities” is reasonably necessary or advisable to implement the Holders’ strategy with respect to selling such securities (for the avoidance of doubt, including the price, quantum and time at which such securities may be sold) or (iii) sold pursuant to any offering registered under the Securities Act (including, for the avoidance of doubt, under the Shelf Registration Statement).

“Registration Statement ” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means any shares of Class A Common Stock and any other securities that may be issued after the date hereof in respect of, or in exchange for such Class A Common Stock.

“Shelf Registration Statement” means a “shelf” registration statement of the Company relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities held by the Holders, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Termination Date” means the first date on which there are no Registrable Securities or there are no Holders.

“underwritten offering ” means a registered offering in which securities of the Company are sold to one or more underwriters pursuant to an underwriting agreement.

Section 2. Shelf Registration.

(a) Required Registration. The Company shall (i) cause a Shelf Registration Statement to be filed with the SEC (x) within thirty (30) days of the date that a Holder requests the Company to make such filing or (y) on such other date as mutually agreed by the Company and a Holder, and (ii) use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as possible but in any event no later than sixty (60) days after the Shelf Registration Statement is filed pursuant to clause (i) (the “Shelf Registration”). Each Holder agrees, severally but not jointly, to furnish to the Company (i) in writing, all information with respect to such Holder that the Company reasonably deems required or advisable to be included in the Shelf Registration Statement and any other information necessary to make any such information previously furnished to the Company by such Holder not misleading and (ii) completed and executed selling shareholder questionnaires, powers of attorney, indemnities and other documents reasonably required by the Company at least five (5) days prior to the anticipated filing date. Prior to filing the Shelf Registration Statement and any amendments thereto with the SEC, the Company shall provide drafts thereof to the Purchaser and its counsel, and the Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon such Shelf Registration Statement. The Shelf Registration Statement, in the form in which it becomes effective, will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for as long as the Holders hold any Registrable Securities. The Company further agrees, if necessary, to promptly supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(b) Right to Request Registration. Subject to the provisions hereof, at any time the Shelf Registration Statement covering all Registrable Securities is not effective, other than as permitted in accordance with Section 4 hereof, and until the Termination Date, a Holder may at any time request registration under the Securities Act for resale of all, but not less than all, of the Registrable Securities then-held by the applicable Holder(s) (a “Demand Registration” and each Holder who properly initiates such request shall be referred to individually as an “Initiating Holder” and collectively as the “Initiating Holders”). Subject to Section 2(f) and Sections 4 and 5 below, the Company shall (i) file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2(b) (a “Demand Registration Statement”) within forty-five (45) days after the Initiating Holders’ request therefor and (ii) use commercially reasonable efforts to cause such

Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter. To the extent requested by the Initiating Holders, the Demand Registration Statement shall allow the offer and sale of the Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act, unless the Company is not eligible to use a form which allows such offer and sale in which case the Demand Registration Statement shall allow such offer and resale for so long a period as permitted by the Securities Act and the rules thereunder.

(c) Number of and Restrictions on Demand Registrations. Subject to the limitations of Sections 2(b) and 4(a), the Holders collectively shall be entitled to effect one (1) Demand Registration hereunder, provided that the total number of Demand Registrations effected hereunder plus the total number of Demand Registrations effected under the Prior Registration Rights Agreement by RJB Holders (as such term is defined therein) shall not exceed either (i) five (5) Demand Registrations in the aggregate or (ii) two (2) Demand Registrations in any 12-month period. A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective. Subject to Section 2(e), no Holder shall be entitled to request a Demand Registration (i) if the Shelf Registration Statement is effective and not subject to suspension permitted under Section 4 hereof or (ii) if there is an effective Demand Registration Statement which permits the offer and sale of the Registrable Securities on a continuous basis under Rule 415. Further, no Holder shall be entitled to request a Demand Registration at any time when the Company is diligently pursuing a primary or secondary underwritten offering.

(d) Priority on Demand Registrations. The Company may include securities other than Registrable Securities in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below; and if such Demand Registration is an underwritten offering, such securities may be included only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Initiating Holder that in their opinion the number of securities proposed to be included in the Demand Registration exceeds the number of securities which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of any Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Securities that the Initiating Holder proposes to sell, and (ii) second, the number of securities proposed to be included therein by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of securities which can be sold is less than the number of securities proposed to be registered pursuant to clause (i) above by the Initiating Holder, the number of securities to be sold shall be allocated to the Initiating Holder in their entirety.

(e) Underwritten Offerings. The Holders shall be entitled to request an underwritten offering or a block trade (i) in connection with a Demand Registration, subject to the terms and conditions of this Section 2 or (ii) at any time that a Shelf Registration Statement covering Registrable Securities is effective (a “Shelf Underwritten Offering”). The Company shall as promptly as reasonably practicable (and in any event within twenty (20) days) amend or supplement any Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering and otherwise use its commercially reasonable efforts to facilitate such Shelf Underwritten Offering, provided that, in the case of any Shelf Underwritten Offering, the Holders agree to consult in good faith with the chief executive officer and/or chief financial officer of the Company regarding the Company’s involvement in such Shelf Underwritten Offering and agree to consider in good faith any reasonable suggestions or comments provided on a timely basis by such officer(s) with regard to the Company’s involvement in such Shelf Underwritten Offering to such Holders, the managing underwriters, or their respective counsel. For the avoidance of doubt, a Shelf Underwritten Offering constitutes a Demand Registration with respect to the applicable Holder. If any of the Registrable Securities are to be sold in an underwritten offering, the Holders of a majority of the securities to be included in such offering shall select the managing underwriter or underwriters (which shall be reasonably acceptable to the board of directors of the Company) to administer any such offering.

(f) Effective Period of Demand Registration. Upon the date of effectiveness of the Demand Registration (if the offering thereunder is an underwritten offering) and if such offering is priced promptly on or after such date, the Company shall use commercially reasonable efforts to keep such Demand Registration Statement effective for sale on a continuous basis under Rule 415, or if such rule is unavailable to the Company, for a period equal to one hundred eighty (180) days from such date (or such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) or such shorter period which shall terminate when all of the Registrable Securities covered by such Demand Registration have been sold by the Initiating Holder. If the Company shall withdraw the Demand Registration pursuant to Section 5 before the end of such period, the Initiating Holder shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count as the one permitted Demand Registration hereunder if (i) after the Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Initiating Holder or its Affiliates and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) if the Demand Registration is for an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Initiating Holder or its Affiliates, and as a result of any such circumstances described in clause (i) or (ii), less than seventy five percent (75%) of the Registrable Securities covered by the Registration Statement are sold by the Initiating Holder pursuant to such Registration Statement.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Prior to the Termination Date, in the event the Shelf Registration Statement is not effective, whenever the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of securities, and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice to the Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from a Holder within ten (10) days after such Holder’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances. The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. Any Holder may elect to withdraw its request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw at least five (5) days prior to the effectiveness of such Registration Statement or prior to the pricing of the applicable offering. No registration effected under this Section 3 shall relieve the Company of its obligations to effect any registration of the sale of Registrable Securities under Section 2(a) and no registration effected pursuant to this Section 3 shall be deemed to have been effected pursuant to Section 2(b).

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration) that in their good faith opinion the number of securities proposed to be included in such offering exceeds the number of securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of securities requested to be included therein by holders of securities, including the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata (as nearly as practicable) among all participating holders on the basis of the number of securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of securities other than a Holder and the managing underwriters advise the Company that in their good faith opinion the number of securities proposed to be included in such registration exceeds the number of securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) requesting such registration (including any Initiating Holders), (ii) second, the number of securities requested to be included therein by other holders of securities including any other Holders (if any other Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata (as nearly as practicable)

among participating holders on the basis of the number of securities requested to be included therein by such holders or as such holders and the Company may otherwise agree and (iii) third, the number of securities that the Company proposes to sell. For the avoidance of doubt, if a Piggyback Registration is effected pursuant to this Section 3 by certain Holders with regard to a Demand Registration Statement resulting from a Demand Registration initiated by one or more other Holders that are parties hereto, the underlying Demand Registration would still be deemed to have been effected for the Initiating Holders.

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, subject to the terms and conditions of Section 2 hereof, the Company shall have the sole right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participation. The Holders may not sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 4. Suspension Periods.

(a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Shelf Registration or Demand Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Shelf Registration or Demand Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) above, only if (A) the Company, by decision of either its chief executive officer or its board of directors or similar governing body, determines in her or its reasonable and good faith judgement (x) that proceeding with such an offering would require the Company to disclose material non-public information that would not otherwise be required to be disclosed at that time and that the Company has, in the reasonable business judgment of its chief executive officer, a valid business purpose to continue to retain as confidential or (y) that the registration or offering to be delayed could, if not delayed, materially adversely affect any bona fide pending or proposed transaction that would be material to the Company and its subsidiaries taken as a whole, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason or (B) the registration or offering to be delayed would, if not delayed, render the Company unable to comply with requirements under the Securities Act or Exchange Act, the rules and regulations of the SEC, FINRA, or state securities authority, or other applicable laws or the requirements of any securities exchange on which the Company’s securities are listed. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 4 is herein called a “Suspension Period.” If pursuant to this Section 4 the Company delays or withdraws a Demand Registration requested by the Holders, the Initiating Holders making the request shall be entitled to withdraw such request and, if they do so, such request shall not count against the limitation on the number of such registrations set forth in Section 2. The Company shall provide prompt written notice to participating Holders of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 4), but shall not be obligated under this Agreement to disclose the reasons therefor. Holders shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period under the applicable Registration Statement. The Company may not commence a Suspension Period more than two (2) times during any twelve (12) month-period. Each Suspension Period shall be in effect for no more than ninety (90) days and, in the aggregate, Suspension Periods may not be in effect for more than one hundred and twenty (120) days in any twelve (12)-month period.

(b) Other Lockups. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to take any action hereunder that would violate any lockup or similar restriction binding on the Company in connection with a prior or pending registration or underwritten offering.

Section 5. Holdback Agreements.

The restrictions in this Section 5 shall apply to a Holder for as long as such Holder is the beneficial owner of any Registrable Securities, as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act. If the Company proposes to sell Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act, or if any other Person proposes to sell securities in a secondary underwritten offering, in each case in which the Holders have been provided piggyback rights in accordance with Section 3 hereof, and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Holders) that a public sale or distribution of securities outside such offering would materially adversely affect such offering, then, if requested by the Company, each Holder shall agree, severally and not jointly, as contemplated in this Section 5, not to (and to cause Affiliates controlled by such Holder or under common control with such Holder, not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Securities (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Securities) for a period (each such period, a “Holdback Period”) beginning on the tenth day before the pricing date for the underwritten offering and extending through the earlier of (i) the ninetieth day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Holders, a “ Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, (i) the Holders shall not be obligated to enter a Holdback Agreement unless the Company and each selling shareholder in such offering, if any, also execute agreements substantially similar to such Holdback Agreement, (ii) the Holdback Period applicable to the Holders shall not be longer than that which is applicable to any other holder of Shares and (iii) any agreement with the underwriters with respect to a Holdback Period shall provide that the underwriters may not waive the holdback period for any other holder of Shares unless it is similarly waived for the Holders. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase securities of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise), (ii) any securities included in the underwritten offering giving rise to the application of this Section 5 or (iii) any Permitted Transfer.

Section 6. Registration Procedures.

(a) Whenever a Holder requests that any Registrable Securities be registered pursuant to this Agreement or requests a Shelf Underwritten Offering, the Company shall use commercially reasonable efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein, use its commercially reasonable efforts to:

(i) subject to the other provisions of this Agreement, in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing); provided, that before filing a Registration Statement pursuant to this Agreement, the Company will furnish to counsel of the Holders in such offering copies of the registration statement, any prospectus, and prospectus supplement, and such other documents proposed to be filed with the SEC as such Holders may reasonably request, and the Company shall give the Holders and their counsel a reasonable opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process (and the Holders of the Registrable Securities covered by such Registration Statement shall have the right to request that the Company modify any information contained in such Registration Statement pertaining to the Holders and the Company will use its commercially reasonable efforts to address requests such Holders may reasonably propose);

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the securities covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement; provided, that before filing any amendments or supplements or any free writing prospectuses related thereto, the Company will furnish to counsel of the Holders in such offering copies of the registration statement, any prospectus, and prospectus supplement, and such other documents proposed to be filed with the SEC as such Holders may reasonably request, and the Company shall give the Holders and their counsel a reasonable opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process (and the Holders of the Registrable Securities covered by such Registration Statement shall have the right to request that the Company modify any information contained in such Registration Statement, amendment or supplement thereto pertaining to the Holders and the Company will use its commercially reasonable efforts to address requests such Holders may reasonably propose);

(iii) if requested by the managing underwriters (if any) or the holders of a majority of the then outstanding Registrable Securities included in such Registration Statement, promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriters (if any) or such holders may reasonably request in order to permit the intended method of distribution of such securities and to make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request;

(iv) obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(v) deliver, without charge, such number of copies of the Registration Statement, preliminary and final Prospectus and any supplement or exhibit thereto or documents incorporated therein as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities of Holders covered by such Registration Statement in conformity with the requirements of the Securities Act, and the Company hereby consents to the use of such Registration Statement, Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered thereby;

(vi) register or qualify such Registrable Securities under such other securities or blue sky laws as the Holders or underwriters reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vii) notify the Holders and each distributor of such Registrable Securities identified by the Holders, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the reasonable request of the Holders, prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii) in the case of an underwritten offering in which the Holders participate pursuant to a Demand Registration or a Piggyback Registration, enter into an underwriting agreement, containing customary provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making appropriate personnel of the Company available at reasonable times and places to assist in customary road-shows that the managing underwriters determine are necessary or advisable to effect the offering);

(ix) in the case of an underwritten offering in which the Holders participate pursuant to a Demand Registration or a Piggyback Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates (but excluding any documents incorporated by reference in such Registration Statement, amendments or supplements that are available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system)), (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(x) cause all such Registrable Securities to be listed on the New York Stock Exchange or such other national securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(xi) provide a transfer agent, registrar and CUSIP number (if applicable) for all such Registrable Securities not later than the effective date of such Registration Statement and, at a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates or book entry statements for, or other indicia acceptable to the transfer agent of, the Registrable Securities to be sold;

(xii) make generally available to its shareholders, as soon as reasonably practicable, a consolidated earnings statement (which need not be audited) for a period of twelve (12) months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) promptly notify each Holder and the managing underwriters of any underwritten offering, if any:

(A) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Holders;

(C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(xiv) cooperate and assist in any filings required to be made with FINRA;

(xv) if the Shelf Registration Statement covering Registrable Securities has been outstanding for at least three years and any Registrable Securities remain outstanding, at the end of the third year, file a new Shelf Registration Statement covering the Registrable Securities; and

(xvi) take such other actions and deliver such other documents and instruments as may be reasonably requested and are necessary to facilitate the registration and disposition of Registrable Securities as contemplated hereby.

For the avoidance of doubt, the provisions of clauses (viii) and (ix) of this Section 6(a) shall apply only in respect of an underwritten offering.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holders or any underwriter or other distributor specifically for use therein.

(c) At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use commercially reasonable efforts to continuously maintain in effect the Registration Statement of Class A Common Stock under Section 12 of the Exchange Act and to use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Holders to be eligible to sell Registrable Securities (if any) pursuant to Rule 144 under the Securities Act.

(d) The Company may require each Holder and each distributor of Registrable Securities as to which any registration is being effected to, and each Holder severally and not jointly agrees to, and to cause any distributor to, furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(e) The Holders agree that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6(a)(vii), such Holders will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vii), and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in the Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Holders nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Sections 2, 4 or 6 or otherwise in this Agreement, due to reasons that are not reasonably within its control (including, for the avoidance of doubt, bona fide delays related to the services to be provided by third parties including the Company’s auditors or advisors), or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and commercially reasonable efforts to resolve those comments, shall not be a breach of this Agreement.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 6 at any time on or after the Termination Date, unless an underwritten offering in which the Holders have participated has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 6 shall continue with respect to such offering until it is so completed (but not more than sixty (60) days after the commencement of the offering).

(i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Securities in a Registration Statement unless it has received from participating Holders, at least five (5) days prior to the anticipated filing date of the Registration Statement, requested information required to be provided by such Holders for inclusion therein.

Section 7. Registration Expenses.

(a) All fees and expenses incurred by the Company incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants, custodians and other Persons retained by the Company, internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties) and expenses in connection with participation in any road show, and the reasonable and documented fees and disbursements of one (1) counsel for the Holders, collectively, shall be borne by the Company during the term of this Agreement, provided that the legal fees and disbursements payable hereunder in connection with Holders’ counsel plus the legal fees and disbursements payable under the Prior Registration Rights Agreement in connection with the RJB Holders’ counsel shall not exceed $200,000 in the aggregate. Subject to the preceding sentence, the applicable Holder shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Securities by such Holder and shall pay all fees and expenses of any selling brokers, dealer managers or similar securities industry professionals or any other advisers representing such Holder and any related stock transfer taxes.

(b) The obligation of the Company to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended.

Section 8. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, each Holder, its respective officers, directors, members, employees, agents, Affiliates, and Representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement or Prospectus, free writing prospectus or any amendment thereof or supplement thereto, in the information conveyed by the Company or its representatives to a purchaser at the time of sale to such purchaser or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar foreign, federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the applicable Holder expressly for use therein; (ii) use by the applicable Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective; (iii) an applicable Holder’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities (except to the extent caused by the Company’s breach of its obligations under this

Agreement); (iv) the disposition of any Registrable Securities pursuant to any Registration Statement or Prospectus covering such Registrable Securities by an applicable Holder during a Suspension Period; (v) any breach or failure to comply with any of the Holder’s covenants or agreements contained herein or (vi) any violations by such Holder Indemnified Person of state or federal securities laws. In connection with an underwritten offering, in which any Holder participates, conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of any participating Holder.

(b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers, directors, members, employees, agents, Affiliates, and Representatives and each Person who controls the Company (within the meaning of the Securities Act) (collectively, the “Company Indemnified Persons”) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of such participating Holder expressly for use therein; provided, however, that such Holder will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any breach or failure to comply with any of the Company’s covenants or agreements contained herein or (ii) any violations by such Company Indemnified Person of state or federal securities laws. No Holder of Registrable Securities shall be liable in respect of indemnity amounts for more than the net proceeds actually received by such Holder in connection with such Registrable Securities.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations or imposition of equitable remedies on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to with regard to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement (but such consent will not be unreasonably withheld).

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date or during the period following the Termination Date referred to in Section 6(h).

(e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

Section 9. Securities Act Restrictions.

Subject to the terms and conditions of the Purchase Agreement, to the extent the Registrable Securities are restricted securities under the Securities Act, they may not be offered or sold except pursuant to an effective Registration Statement or an available exemption from registration under the Securities Act. Accordingly, the Holders shall not, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Securities, other than pursuant to an effective registration statement or in accordance with Section 8(a) of the Purchase Agreement, each Holder shall notify the Company of such transfer and the Company may require such Holder to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement or, if applicable, the Purchase Agreement. Any certificates representing the Registrable Securities may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement (and the Purchase Agreement, if any), until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Securities. Subject to the provisions of this Section 9, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee and cause shares that cease to be Registrable Securities to bear a general unrestricted CUSIP number, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Securities.

Section 10. Miscellaneous.

(a) Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid); (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email; or (iv) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(i)	if to the Purchaser, at:

RJB Partners LLC

528 Palisades Dr. #545

Pacific Palisades, CA 90272

Attention: Joseph Sanberg

Email: joseph@agopartners.com

with a copy (which shall not constitute notice) to:

Sullivan and Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Alison S. Ressler

Email: resslera@sullcrom.com

(ii)	if to the Company, at:

Blue Apron Holdings, Inc.

28 Liberty Street

New York, NY 10005

Attention: General Counsel

Email: legalnotices@blueapron.com

With copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: David A. Westenberg, Esq.

Email: David.Westenberg@wilmerhale.com

and

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attention: Christopher Barnstable-Brown, Esq.

Email: Chris.Barnstable-Brown@wilmerhale.com

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10. If notice is given pursuant to this Section 10 of any assignment to a Permitted Transferee, permitted successor or assign of a party hereto, the notice shall be given as set forth above to such Permitted Transferee, successor or permitted assign of such party.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver hereunder shall be effective unless it is in writing and signed by the party against whom the waiver is to be enforced. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Assignment. Except in connection with any Permitted Transfer by a Holder, this Agreement may not be assigned by any Holder without the prior written consent of the Company and this Agreement may not be assigned by the Company without the prior written consent of the Holders. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Holders, any benefits, rights, or remedies (except as specified in Section 9 hereof).

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

(f) Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(g) Entire Agreement. This Agreement, the February 2022 Purchase Agreement, the Purchase Agreement and the February 2022 PIPE Warrants embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein, with respect to the registration rights granted by the Company with respect to the Purchased Company Shares and the February 2022 PIPE Warrant Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

(h) Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(i) Restriction on Third-Party Registration Rights. The Company agrees that it shall not grant any registration rights to any third party (i) unless such rights are expressly made subject to the rights of the Holders in a manner consistent with this Agreement or (ii) if such registration rights are senior to, or take priority over, the registration rights granted to the Holders under this Agreement, and in the event such registration rights are granted to a third party, the Company will so notify the Holders.

(j) Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of the Company and the Holder against whom such amendment is to be effective.

(k) Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and each Holder, to the extent entitled to the benefit of the provisions hereof, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. Each party agrees that it will not oppose the granting of such injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law.

(l) Miscellaneous.

(i) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(ii) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(iv) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature page follows]

Exhibit A

FORM OF JOINDER TO

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER to the Amended and Restated Registration Rights Agreement, dated as of April 29, 2022, by and between Blue Apron Holdings, Inc., a Delaware corporation, and RJB Partners LLC, a Delaware limited liability company (the “Registration Rights Agreement”), is made and entered into as of [•], by and between the Company and [•] (“New Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, New Holder has acquired certain Registrable Securities from [•].

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. New Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

2. Successors and Assigns. This Joinder shall bind and inure to the benefit of and be enforceable by the Company, the Holders and their respective successors, heirs and assigns and Holder and its successors, heirs and assigns.

3. Counterparts. This Joinder may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

4. Notices. For purposes of Section 10(a) of the Registration Rights Agreement, all notices, demands or other communications to the New Holder shall be directed to:

[Name]

[Address]

[Email Address]

5. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Annex B

PURCHASER AND AFFILIATE OWNERSHIP

Person	Company securities beneficially owned as of the date of this Agreement
RJB Partners LLC	6,719,926 shares of Class A Common Stock

20,690,374 warrants to purchase 0.8 shares of Class A Common Stock

21,002,874 warrants to purchase 0.4 shares of Class A Common Stock

21,002,874 warrants to purchase 0.2 shares of Class A Common Stock

Joe Sanberg	214,293 shares of Class A Common Stock

Aspiration Growth Opportunities II GP, LLC	1,250 shares of Class A Common Stock